Exhibit 99.1

       Uranium Resources, Inc. Starts Up New Wellfield in Texas


    --  Wellfield 14 at Kingsville Dome starts production

    --  First half of 2007 production totals nearly 245,000 pounds
        U3O8

    LEWISVILLE, Texas--(BUSINESS WIRE)--July 19, 2007--Uranium Resources, Inc. (NASDAQ: URRE) ("URI") announced that it started production at Wellfield 14 located on the Company's Kingsville Dome project in South Texas. The Company expects to produce 120,000 to 140,000 pounds U3O8 over a one-year period from this wellfield. Total production costs are projected to fall within the range of $25 to $30 per pound.

    The Company plans to bring its next wellfield at Kingsville Dome online in the fourth quarter of this year. The new wellfield should also produce approximately 120,000 to 140,000 pounds U3O8 within a twelve-month period.

    Total production for the second quarter 2007 was 136,000 pounds U3O8. Sales for the second quarter were nearly $8 million based on delivery of over 114,000 pounds of U3O8 at an average price of nearly $70 per pound. During the first quarter the Company produced 109,000 pounds and sold 80,000 pounds at an average price of over $57 per pound for revenue of nearly $4.6 million.

    Dave Clark, President and Chief Operating Officer of URI, commented, "Our Texas operations continue to improve in performance as we increase production and improve productivity."

    He added, "We continue to pursue additional land acquisition opportunities to grow the potential reserves in Texas and see the cash from these operations supporting our research efforts in New Mexico."

    ABOUT URANIUM RESOURCES, INC.

    Uranium Resources Inc. explores for, develops and mines uranium. Since it's incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects. URI also has 183,000 acres of uranium mineral holdings and almost 100 million pounds of uranium in New Mexico. The Company acquired these properties over the past 20 years along with an extensive information database. URI's strategy is to capitalize on the strong global market for uranium by fully exploiting its resource base in Texas and New Mexico, acquiring new assets and through joint ventures or partnerships.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company's reserves and mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company's mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company's documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

    CONTACT: Investor:
             Kei Advisors LLC
             Deborah K. Pawlowski/James M. Culligan
             716-843-3908/716-843-3874
             dpawlowski@keiadvisors.com
             jculligan@keiadvisors.com
             or
             Media:
             Kristin Jensen, 505-888-5877 / 505-363-1496
             kjensen@dwturner.com
             or
             Company:
             Uranium Resources Inc.
             David N. Clark, 361-883-3990
             President and COO